UNITED STATES OF AMERICA

State of Louisiana

UNION JUSTICE AND CONFIDENCE

Jay Dardenne
SECRETARY OF STATE

As Secretary of State, of the State of Louisiana, I do hereby Certify that

the annexed and following is a True and Correct copy of the Articles of Organization, Initial Report, Notice of Change and 2006 Annual Report of

HORSESHOE SHREVEPORT, L.L.C.

A LOUISIANA limited liability company domiciled at BOSSIER CITY,

As shown by comparison with documents filed and recorded in this Office.

In testimony whereof, I have hereunto set my hand and caused the Seal of my Office to be affixed at the City of Baton Rouge on,
September 20, 2007

STATE OF LOUISIANA UNION JUSTICE CONFIDENCE SECRETARY OF STATE

VSC 34859164K

Secretary of State

W. Fox McKeithen
Secretary of State

ARTICLES OF ORGANIZATION
(R.S. 12:1301)

Domestic Limited Liability Company	Return to:
Enclose $60.00 filing fee	Corporations Division
Make remittance payable to:	P.O. Box 94125
Secretary of State	Baton Rouge, LA 70804-9125
Do not send cash	Phone (504) 925-4704

STATE OF XXXXXXXX TENNESSEE   XXXXXXX COUNTY OF SHELBY

Check one: (X) Business ( ) Non Profit

1. The name of this limited liability company is: HORSESHOE SHREVEPORT, L.L.C.

2. This company is formed for the purpose of: (check one)

   (X) Engaging in any lawful activity for which limited liability companies may be formed.

   ( ) ____________________ (use for limiting activity)

3. The duration of this limited liability company is: (may be perpetual) Perpetual

4. Other provisions: This limited liability company shall comply with the provisions of La.R.S. 27:68 and all other provisions of the Louisian Gaming Control Law, La.R.S. 27:1 et. seq.

Signatures:

Horseshoe Shreveport, L.L.C.,
byHorseshoe Gaming Holding Corp.

[signature]

By: Kirk Saylor, Chief Financial Officer

Sworn to and subscribed before me at Memphis, Tennessee, XX, this 10 th day of November, 19 99.

[signature: Andrea Denise Johnson]
Notary

365 Rev. 8/97

MY COMMISSION EXPIRES SEPT 8, 2003

W. Fox McKeithen
Secretary of State

LIMITED LIABILITY COMPANY INITIAL REPORT

(R.S. 12:1305 (E))

1. The name of this limited liability company is: Horseshoe Shreveport, L.L.C.

2. The location and municipal address, not a post office box only, of this limited liability company's registered office:

   711 Horseshoe Blvd. Bossier City, LA 71171

3. The full name and municipal address, not a post office box only, of each of this limited liability company's registered agent(s) is/are:

   Dominic Polizzotto 711 Horseshoe Blvd. Bossier City, LA 71171

4. The names and municipal addresses, not a post office box only, of the first managers, or the members:

   Horseshoe Gaming Holding Corp. 4024 Industrial Road

   Las Vegas, NV 89103

To be signed by each person who signed the articles of organization:

Horshoe Gaming Holding Corp.

[signature]

By Kirk Saylor, Chief Financial Officer

AGENT'S AFFIDAVIT AND ACKNOWLEDGEMENT OF ACCEPTANCE

I hereby acknowledge and accept the appointment of registered agent for and on behalf of the above named limited liability company.

Registered agent(s) signature(s):

[signature]

Dominic Polizzotto

Sworn to and subscribed before me this 10th day of November, 1999.

[signature] Andrea Denise Johnson

Notary

973 5/97 MY COMMISSION EXPIRES SEPT. 8, 2003 (See instructions on back)